Exhibit 99.1

Amarin Provides Update Following Ruling in VASCEPA® ANDA Patent Litigation

DUBLIN, Ireland and BRIDGEWATER, N.J., September 3, 2020 — Amarin Corporation plc (NASDAQ:AMRN) today provided an update following the decision by the U.S. Court of Appeals for the Federal Circuit in the company’s ongoing patent litigation. The Court upheld the March ruling by the U.S. District Court for the District of Nevada in favor of two generic companies in connection with their abbreviated new drug applications, or ANDAs, related to Amarin’s VASCEPA® (icosapent ethyl) capsule franchise. Amarin is currently reviewing its legal options and within 30 days expects to file a petition for an en banc review of the current panel decision by the full panel of 12 active judges at the U.S. Court of Appeals for the Federal Circuit.

“We are extremely disappointed with today’s ruling and plan to vigorously pursue available remedies,” said John Thero, president and chief executive officer, Amarin. “Importantly, we and our partners are continuing to pursue additional regulatory approvals for VASCEPA in China, Europe and the additional countries in the Middle East, and remain confident in the global market potential of VASCEPA. We are particularly excited about the anticipated commercialization opportunities for VASCEPA in Europe as we prepare for expected approval and launch in early 2021. At the same time, we will continue to meet the strong demand for VASCEPA here in the United States through our proven manufacturing capabilities.”

Amarin anticipates that generics companies, when they launch in the United States, are likely to have limited supply capacity for VASCEPA. Based on this assumption and given the need for greater awareness of VASCEPA by healthcare professionals and at-risk patients, Amarin intends to continue current promotion levels of VASCEPA in the United States. After assessing the scope, timing and pricing of potential generic competition, Amarin will decide whether to further expand, contract or maintain such levels of VASCEPA promotion.

Geographies outside the United States in which VASCEPA is sold and under regulatory review are not subject to this litigation and judgment. No generic litigation is pending outside the United States. VASCEPA remains available by prescription in Canada, Lebanon and the United Arab Emirates. In Canada, VASCEPA has the benefit of eight years of data protection afforded through Health Canada (until the end of 2027), in addition to separate patent protection related to the REDUCE-IT® study of VASCEPA, which was not at issue in the subject U.S. litigation, with expiration dates that could extend into 2039. Amarin, on its own and together with its commercial partners in select geographies, is pursuing additional regulatory approvals for VASCEPA in Europe, China and other countries in the Middle East. Ten years of market protection is anticipated due to regulatory exclusivity in the European Union subject to pending VASCEPA approval, in addition to pending patent protection related to the REDUCE-IT study of VASCEPA that could extend into 2039.

About Amarin

Amarin Corporation is a rapidly growing, innovative pharmaceutical company focused on developing and commercializing therapeutics to cost-effectively improve cardiovascular health. Amarin’s lead product, VASCEPA® (icosapent ethyl), is available by prescription in the United States, Canada, Lebanon and the United Arab Emirates. Amarin, on its own or together with its commercial partners in select geographies, is pursuing additional regulatory reviews for VASCEPA in China, Europe and other parts of the Middle East.

For more information about Amarin, visit www.amarincorp.com.

About Cardiovascular Risk

The number of deaths in the United States attributed to cardiovascular disease continues to rise. There are 605,000 new and 200,000 recurrent heart attacks per year (approximately 1 every 40 seconds), in the United States. Stroke rates are 795,000 per year (approximately 1 every 40 seconds), accounting for 1 of every 19 U.S. deaths. Cardiovascular disease results in 859,000 deaths per year in the United States. 1 In aggregate, there are more than 2.4 million major adverse cardiovascular events per year from cardiovascular disease or, on average, 1 every 13 seconds in the United States alone.

Controlling bad cholesterol, also known as LDL-C, is one way to reduce a patient’s risk for cardiovascular events, such as heart attack, stroke or death. However, even with the achievement of target LDL-C levels, millions of patients still have significant and persistent risk of cardiovascular events, especially those patients with elevated triglycerides. Statin therapy has been shown to control LDL-C, thereby reducing the risk of cardiovascular events by 25-35%.2 Significant cardiovascular risk remains after statin therapy. People with elevated triglycerides have 35% more cardiovascular events compared to people with normal (in range) triglycerides taking statins.3,4,5

About REDUCE-IT®

REDUCE-IT was a global cardiovascular outcomes study designed to evaluate the effect of VASCEPA in adult patients with LDL-C controlled to between 41-100 mg/dL (median baseline 75 mg/dL) by statin therapy and various cardiovascular risk factors including persistent elevated triglycerides between 135-499 mg/dL (median baseline 216 mg/dL) and either established cardiovascular disease (secondary prevention cohort) or diabetes mellitus and at least one other cardiovascular risk factor (primary prevention cohort).

REDUCE-IT, conducted over seven years and completed in 2018, followed 8,179 patients at over 400 clinical sites in 11 countries with the largest number of sites located within the United States. REDUCE-IT was conducted based on a special protocol assessment agreement with FDA. The design of the REDUCE-IT study was published in March 2017 in Clinical Cardiology.6 The primary results of REDUCE-IT were published in The New England Journal of Medicine in November 2018.7 The total events results of REDUCE-IT were published in the Journal of the American College of Cardiology in March 2019.8 These and other publications can be found in the R&D section on the company’s website at www.amarincorp.com.

About VASCEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first-and-only prescription treatment approved by the FDA comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed over eight million times. VASCEPA is covered by most major medical insurance plans. The new, cardiovascular risk indication for VASCEPA was approved by the FDA in December 2019.

Indications and Limitation of Use

VASCEPA is indicated:

•

As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and

•	established cardiovascular disease or

•	diabetes mellitus and two or more additional risk factors for cardiovascular disease.

•	As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•	VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.

•

VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.

•

It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.

•

VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.

•

Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).

•	Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).

•	Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.

•	Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

Key clinical effects of VASCEPA on major adverse cardiovascular events are included in the Clinical Studies section of the prescribing information for VASCEPA, as set forth below:

Effect of VASCEPA on Time to First Occurrence of Cardiovascular Events in Patients with

Elevated Triglyceride levels and Other Risk Factors for Cardiovascular Disease in REDUCE-IT

	VASCEPA		Placebo		VASCEPA vs Placebo
	N = 4089 n(%)	Incidence Rate (per 100 patient years)	N = 4090 n(%)	Incidence Rate (per 100 patient years)	Hazard Ratio (95% CI)
Primary composite endpoint
Cardiovascular death, myocardial infarction, stroke, coronary revascularization, hospitalization for unstable angina (5-point MACE)	705 (17.2)	4.3	901 (22.0)	5.7	0.75 (0.68, 0.83)
Key secondary composite endpoint
Cardiovascular death, myocardial infarction, stroke (3-point MACE)	459 (11.2)	2.7	606 (14.8)	3.7	0.74 (0.65, 0.83)
Other secondary endpoints
Fatal or non-fatal myocardial infarction	250 (6.1)	1.5	355 (8.7)	2.1	0.69 (0.58, 0.81)
Emergent or urgent coronary revascularization	216 (5.3)	1.3	321 (7.8)	1.9	0.65 (0.55, 0.78)
Cardiovascular death [1]	174 (4.3)	1.0	213 (5.2)	1.2	0.80 (0.66, 0.98)
Hospitalization for unstable angina [2]	108 (2.6)	0.6	157 (3.8)	0.9	0.68 (0.53, 0.87)
Fatal or non-fatal stroke	98 (2.4)	0.6	134 (3.3)	0.8	0.72 (0.55, 0.93)

[1]	Includes adjudicated cardiovascular deaths and deaths of undetermined causality.
[2]	Determined to be caused by myocardial ischemia by invasive/non-invasive testing and requiring emergent hospitalization.

FULL VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Forward-Looking Statements

This press release contains forward-looking statements, including expectations regarding potential plans for further appeal, the degree to which we would continue promotional activities for VASCEPA in the United States, plans to seek to regulatory approvals and seek and maintain exclusivity for VASCEPA in various jurisdictions and the expected expiration dates of patent applications and issued patents to correspond with associated exclusivity protection. There can be no guarantee we would be successful in any of such efforts. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include the following:

uncertainties associated generally with the commercial success of pharmaceutical products such as VASCEPA; the risk of loss in the planned appeal; that patent applications may not result in issued patents, and that issued patents may not prevent competitors from competing with VASCEPA; the risk that new competitors may further challenge the exclusivity afforded by the same patents at issue in this litigation through a new litigation or otherwise seek to gain marketing approval for generic versions of VASCEPA or branded competitive products based on new clinical studies; and the risk that trade secrets may not be maintained and that other circumstances that create barriers to competition with VASCEPA may not last. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. In addition, Amarin’s ability to effectively commercialize VASCEPA will depend in part on its ability to continue to effectively finance its business, efforts of third parties, its ability to create market demand for VASCEPA through education, marketing and sales activities, to achieve market acceptance of VASCEPA, to receive adequate levels of reimbursement from third-party payers, to develop and maintain a consistent source of commercial supply at a competitive price, and to comply with legal and regulatory requirements in connection with the sale and promotion of VASCEPA. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Inquiries:

Elisabeth Schwartz

Investor Relations

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

IR@amarincorp.com (investor inquiries)

Lee M. Stern

Solebury Trout

In U.S.: +1 (646) 378-2992

lstern@soleburytrout.com

Media Inquiries:

Alina Kolomeyer

Communications

Amarin Corporation plc

In U.S.: +1 (908) 892-2028

PR@amarincorp.com (media inquiries)

[1]	American Heart Association. Heart Disease and Stroke Statistics—2020 Update: A Report From the American Heart Association. Circulation. 2020;141:e139–e596.
[2]	Ganda OP, Bhatt DL, Mason RP, et al. Unmet need for adjunctive dyslipidemia therapy in hypertriglyceridemia management. J Am Coll Cardiol. 2018;72(3):330-343.
[3]	Budoff M. Triglycerides and triglyceride-rich lipoproteins in the causal pathway of cardiovascular disease. Am J Cardiol. 2016;118:138-145.
[4]

Toth PP, Granowitz C, Hull M, et al. High triglycerides are associated with increased cardiovascular events, medical costs, and resource use: A real-world administrative claims analysis of statin-treated patients with high residual cardiovascular risk. J Am Heart Assoc. 2018;7(15):e008740.

[5]	Nordestgaard BG. Triglyceride-rich lipoproteins and atherosclerotic cardiovascular disease—New insights from epidemiology, genetics, and biology. Circ Res. 2016;118:547-563.
[6]

Bhatt DL, Steg PG, Brinton E, et al., on behalf of the REDUCE-IT Investigators. Rationale and Design of REDUCE-IT: Reduction of Cardiovascular Events with Icosapent Ethyl–Intervention Trial. Clin Cardiol. 2017;40:138-148.

[7]	Bhatt DL, Steg PG, Miller M, et al., on behalf of the REDUCE-IT Investigators. Cardiovascular Risk Reduction with Icosapent Ethyl for Hypertriglyceridemia. N Engl J Med. 2019;380:11-22.
[8]

Bhatt DL, Steg PG, Miller M, et al., on behalf of the REDUCE-IT Investigators. Reduction in first and total ischemic events with icosapent ethyl across baseline triglyceride tertiles. J Am Coll Cardiol. 2019;74:1159-1161.